UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WYETH

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Dear Dr.                            ,

As a valued Wyeth Opinion Leader, we wanted to assure that you were aware of the announcement that occurred Monday, January 26, 2009. Pfizer announced that it agreed to acquire Wyeth, which will create the world’s premier global biopharmaceutical company with the strongest assets, pipeline and capabilities within healthcare. The diversity, agility and scale of the combined company will enable us to more effectively address the health, wellness and unmet medical needs of patients around the world.

At Wyeth, our Company continues to operate business as usual and we remain committed to providing the highest level of service to our customers. Until the transaction closes, which is expected in the second half of 2009, Wyeth will continue to operate as a separate company. You should expect the same level of quality service and there should be no change in your relationship with Wyeth.

Because you are a very important Opinion Leader to us in our [            ] business, we will seek to keep you informed of developments in a timely manner.

Thank you for your continued support of our Wyeth [            ] business.

Please see the attached two documents [joint press release, dated January 26, 2009] [letter to stakeholder/constituent, dated January 26, 2009] related to this announcement.

Sincerely,

(Wyeth Opinion Leader Relations Director)

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Wyeth concerning the proposed merger of Wyeth with Pfizer (the “merger”) and other future events and their potential effects on Wyeth. Such statements are based upon the current beliefs and expectations of our management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies and risk relating to the merger, many of which are beyond our control.

In connection with the proposed merger, Pfizer intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 containing a proxy statement/prospectus for the stockholders of Wyeth and each of Wyeth and Pfizer plan to file other documents with the SEC regarding the proposed merger transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, WYETH’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY

STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus, as well as other relevant documents containing important information about Wyeth and Pfizer at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Wyeth’s stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents when they become available by directing a request by mail or telephone to Wyeth, Five Giralda Farms, Madison, NJ 07940, Attention: Investor Relations, (877) 552-4744. Information about Wyeth’s directors and executive officers and other persons who may be participants in the solicitation of proxies from Wyeth’s stockholders is set forth in Wyeth’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and Wyeth’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on March 14, 2008.